DRAFT 6/7/06 5:45 p.m.

For Immediate Release	Contact:	Richard Wiley
Samsonite Corporation
Phone: (303) 373-6373

Samsonite Reports First Quarter Results

DENVER, Colorado, June 8, 2006 — SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today reported revenue of $241.0  million, operating income of $19.1 million and net loss to common stockholders of $0.4 million, or net loss of less than $0.01 per common share, for the quarter ended April 30, 2006.  These results compare to revenue of $232.4 million,  operating income of $22.2 million and net income to common stockholders of $3.9 million, or $0.02 per share, for the first quarter of the prior year.

                                Adjusted EBITDA (earnings before interest expense, taxes, depreciation and amortization adjusted for minority interests, asset impairment charges and ERP project expenses), a measure of core business cash flow, was $29.2 million for the first quarter compared to $29.1 million for the first quarter of the prior year.  Included in the prior year results were $3.2 million of revenue and Adjusted EBITDA from the sale of an apparel trademark for the U.S. market.

                                Fluctuations in the U.S. dollar translation rate for the Company’s European operations caused an unfavorable impact on the Company’s consolidated operating results for the quarter ended April 30, 2006 when compared to the prior year quarter.  Using the fiscal 2006 first quarter translation rate to translate fiscal 2007 results (constant currency), sales would have increased by 8% and Adjusted EBITDA would have increased by $1.7 million.

                                Chief Executive Officer, Marcello Bottoli, stated: “The Company had a strong first quarter showing sales growth, improving margins and good progress in working capital efficiency in every region of operations. I am pleased with the progress we are making in implementing our strategic plan.”

                                Richard Wiley, Chief Financial Officer, commented:  “The improved operating performance is the result of increased sales in every region and improved gross profit margins. We continue to make good progress in net working capital reduction that, together with the operating performance improvement, has resulted in our strong liquidity position at the end of the quarter.”

                                Samsonite Corporation will hold a conference call with securities analysts to discuss this press release at 1:00 p.m. Eastern Daylight Time on Friday, June 9, 2006.  Investors and interested members of the public are invited to listen to the discussion.  The dial-in phone numbers are (877) 809-7599 in the U.S./Canada and (706) 679-6135 for international calls, the conference name is Samsonite and the conference ID # is 1477862.  The leader of the call is Marcello Bottoli.  If you cannot attend this call, it will be played back through Friday, July 7,

2006.  The playback numbers are (800) 642-1687 in the U.S./Canada and (706) 645-9291 for international calls, and the conference ID # is 1477862.

                                Samsonite is one of the world’s largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as SAMSONITE® Black Label, SAMSONITE®, AMERICAN TOURISTER®, LACOSTE® and TIMBERLAND®.

                                A summary of the Company’s calculation of Adjusted EBITDA, a reconciliation of Adjusted EBITDA to net income (loss), and a summary of the Company’s earnings (losses) under generally accepted accounting principles are attached as part of this release. As calculated by the Company, “Adjusted EBITDA” includes its operating earnings before interest, taxes, depreciation and amortization, as further adjusted to exclude goodwill and asset impairment charges, restructuring charges and expenses, executive severance, and ERP project expenses.  Adjusted EBITDA is not intended to replace operating income, net income, cash flow or any other measures of performance and liquidity under generally accepted accounting principles in the U.S. (“GAAP”). Rather, Adjusted EBITDA is a measure of operating performance that investors may consider in addition to such other measures. Adjusted EBITDA provides no information on a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax position.  Adjusted EBITDA, as calculated by the Company, also excludes extraordinary items, discontinued operations, minority interest in earnings of subsidiaries, certain items of other income and expense and preferred stock dividends. Adjusted EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations. The Company believes Adjusted EBITDA is, nevertheless, a measure of operating performance commonly reported and widely used by analysts, investors and other interested parties because it eliminates differences in financial capitalization and tax structures as well as non-cash and non-operating charges to earnings. The Company’s lenders also use EBITDA-based measures, which may differ from Adjusted EBITDA, to test compliance with certain covenants. The Company also believes that disclosure of these figures is meaningful to investors because they provide information about the Company’s operating performance without giving effect to certain charges and costs that are not reflective of ongoing operations, thereby facilitating company-to-company comparisons and analysis of the Company’s results from its core business. These measures are not intended to replace operating income (loss) and net income (loss) as measures of operating performance under GAAP.  The Company also uses Adjusted EBITDA (modified for currency caused fluctuations) for incentive compensation purposes.

                                Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as “proposed,” “may,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and “expect”, and similar expressions (and their negatives).  Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements.  These factors include, among others, the risk that the costs associated with restructurings will not result in increased future profitability, events which negatively affect consumer confidence or travel levels; general economic and business conditions, including foreign currency fluctuations; changes in interest rates; reliance on third party manufacturers; changes in consumer demands and fashion trends; changes in methods of distribution and customer purchasing patterns; factors associated with our concentrated voting stock; factors associated with or exacerbated by our leveraged capital structure; and competition.  More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company’s filings with the United States Securities and Exchange Commission.  Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

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Samsonite Corporation Earnings and Adjusted EBITDA Summary

April 30, 2006 and 2005

(in thousands, except per share data)

	Three months ended
	April 30,
	2006	2005
	(unaudited)
Net sales	$240,977	232,358
Cost of goods sold	117,746	121,314
Gross profit	123,231	111,044

Selling, general and administrative expenses	102,328	88,742
Asset impairment	1,623	—
Amortization of intangible assets	151	144
Operating income	19,129	22,158

Interest expense and amortization of debt issue costs	(7,076)	(7,829)
Interest income and other income (expense), net	(508)	(976)

Income before income taxes and minority interests	11,545	13,353
Income tax expense	(6,049)	(4,466)
Minority interests in earnings of subsidiaries	(1,995)	(1,385)
Net income	3,501	7,502
Preferred stock dividends	(3,880)	(3,602)
Net income (loss) to common stockholders	$(379)	3,900

Net income (loss) per common share - basic	$— *	0.02
Net income (loss) per common share - diluted	$— *	0.01

Weighted average shares outstanding - basic	227,175	225,446
Weighted average shares outstanding - diluted	227,175	684,212

* Less than $(0.01) per share

Net income (loss) to common stockholders reconciled to Adjusted EBITDA
Net income (loss) to common stockholders	$(379)	3,900
Preferred stock dividends	3,880	3,602
Interest expense and amortization of debt issue costs	7,076	7,829
Interest income	(571)	(336)
Other (income) expense, net	1,079	1,312
Income tax expense	6,049	4,466
Minority interests in earnings of subsidiaries	1,995	1,385
Depreciation expense	5,135	4,500
Amortization of intangible assets	151	144
Asset impairment	1,623	—
ERP project expense	1,605	169
Stock compensation expense	1,568	2,118

Adjusted EBITDA	$29,211	29,089